Exhibit (n)(5)

POWER OF ATTORNEY
The undersigned director of Apollo Investment Corporation, a corporation formed under the laws of the State of Maryland (the "Company"), does hereby constitute and appoint Joseph D. Glatt her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned as such director, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company's common stock, preferred stock, debt securities, warrants or units; granting to such attorney and agent, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 20th day of December, 2016.

SIGNATURE	TITLE	DATE

/s/ Hilary E. Ackermann	Director	December 20, 2016
Hilary E. Ackermann